Exhibit 99.1
Qnity Reports First Quarter 2026 Results, Raises Full-Year Financial Guidance

–First quarter net sales of $1.3 billion, up 18% year-over-year, organic sales(1) up 17%
–GAAP net income of $162 million, down 19% year-over-year; Adjusted Earnings(1) of $226 million, up 33% year-over-year
–Adjusted Operating EBITDA(1) of $411 million, up 22% year-over-year
–GAAP EPS of $0.72, down 22% year-over-year; Adjusted EPS(1) of $1.08, up 33% year-over-year
–Raises full year 2026 financial guidance across all metrics

WILMINGTON, Del., May 12, 2026 – Qnity Electronics, Inc. (“Qnity”) (NYSE: Q) today reported results for the first quarter ended March 31, 2026.

“Qnity had a tremendous start to the year, outperforming our expectations and delivering our eighth consecutive quarter of strong profitable organic growth with double-digit gains in both segments,” said Jon Kemp, Qnity’s Chief Executive Officer. “These results reflect the strength of our integrated portfolio – spanning advanced chips, advanced packaging and interconnects, and thermal management – as well as our ability to innovate side-by-side with customers to power the next leap in AI and emerging technologies.”

Kemp added, “Growth today is increasingly coming from stacking chips and building more complex, integrated systems. Qnity is uniquely positioned as a partner of choice—helping customers build, scale, and operate next generation computing platforms. We demonstrated that during the quarter by announcing collaborations with industry-leading players to advance innovation and targeted investments to expand capacity and strengthen our local‑for‑local model. Looking ahead, we are confident in our ability to continue driving long‑term value for shareholders.”

Financial Results Summary

In millions, except per share amounts	GAAP Results
	Q1 2026 (1)	Q1 2025 (2)	Q4 2025 (2)
Net Sales	$1,315	$1,118	$1,190
Semiconductor Technologies	722	644	661
Interconnect Solutions	593	474	529
Gross Profit	$618	$531	$549
Net Income	$162	$199	$109
Diluted Earnings Per Share	$0.72	$0.92	$0.48
	Non-GAAP Results
Adjusted Gross Profit	$618	$532	$549
Adjusted Operating EBITDA	$411	$336	$349
Adjusted Earnings, net of tax	$226	$170	$173
Adjusted Earnings Per Share	$1.08	$0.81	$0.82
(1) Organic sales, Adjusted Gross Profit, Adjusted Operating EBITDA, Adjusted Earnings, and Adjusted EPS are non-GAAP measures. See “Non-GAAP Measures” for further discussion, including a definition of significant items. Reconciliations to the most directly comparable GAAP measure, including details of significant items, can be found in the “Non-GAAP Measures” section of this press release.
(2) Q1 2025 and Q4 2025 are presented on a pro forma basis. The Pro Forma non-GAAP measures give effect to pro forma adjustments related to interest expense associated with our current indebtedness, agreements executed in connection with the spin-off from DuPont de Nemours, Inc. (“DuPont”) and other standalone costs as if the spin-off had occurred on January 1, 2025. See “Non-GAAP Measures” for further discussion, including a definition of significant items. Reconciliations to the most directly comparable GAAP measure, including details of significant items, can be found in the “Non-GAAP Measures” section of this press release. Refer to the “Non-GAAP Measures” section of this press release for further details on these adjustments.

Guidance for Full Year 2026
Qnity is raising full‑year guidance based on strong first‑quarter performance and continued near‑term momentum.

Qnity’s full year 2026 guidance (3) is as follows:

Net Sales	$5.225B - $5.375B
Adjusted Operating EBITDA	$1.535B - $1.625B
Adjusted EPS	$3.80 - $4.14
Adjusted Free Cash Flow	$500M - $600M
(3) We calculate forward-looking Adjusted Operating EBITDA, Adjusted EPS, and Adjusted Free Cash Flow based on internal forecasts that exclude certain information that would be included in the most directly comparable forward-looking GAAP measures. We are not providing a quantitative reconciliation of forward-looking Non-GAAP financial measures to the corresponding GAAP financial measure for these measures due to the unreasonable effort and uncertainty in estimating certain items necessary for such reconciliations, including adjustments that could be made for significant items, interest expense, indirect legacy costs/benefits, transformation, integration, and other charges, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains.

Conference Call and Webcast Information
Qnity will hold a conference call to review these results on Tuesday, May 12, 2026, at 8:00 a.m. ET. Investors can join the conference call via telephone by dialing (800) 343-5172 (domestic) or +1 (203) 518-9856 (international) and using the participant code QNITY. An audio-only live webcast, presentation materials, and replay will also be made available at Events | Qnity Electronics, Inc. (Q).
About Qnity
Qnity is a premier technology provider across the semiconductor value chain, empowering AI, high performance computing, and advanced connectivity. From groundbreaking solutions for semiconductor chip manufacturing, to enabling high-speed transmission within complex electronic systems, our high-performance materials and integration expertise make tomorrow’s technologies possible. More information about the company, its businesses and solutions can be found at www.qnityelectronics.com.
Qnity™, the Qnity Node Logo, and all products, unless otherwise noted, denoted with TM or ® are trademarks, trade names or registered trademarks of affiliates of Qnity Electronics, Inc.

Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as "plans", "expects", "will", "would", "anticipates", "believes", "intends", "seeks", "projects", "efforts", "estimates", "potential", "continue", "intend", “outlook”, "may", "could", "should" and similar expressions, among others, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to the market, industry and macroeconomic environment, Qnity's business plans or prospects, goals, intentions, strategies, future operating or financial performance, outlook, including without limitation statements under the heading “Guidance for Full Year 2026” and statements regarding Qnity’s strategic path, operating model, transformation plan and its expected costs and benefits and timing thereof, IT independence, share repurchases, and capital allocation plan to deliver above-market growth and strong profitability and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Qnity's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including Qnity’s ability to realize the anticipated benefits of its multi-year transformation plan in the anticipated timeframe or at all and the risk that the costs of such plan may be higher than currently anticipated; the competitive environment in which Qnity operates; the risks from Qnity’s international operations, including geopolitical uncertainty and conflict, trade restrictions and sanctions laws; Qnity’s ability to comply with complex and increasing legal and regulatory requirements; the ability to realize the intended benefits of Qnity’s spin off from DuPont, including achievement of the anticipated synergies and operational efficiencies in connection with the spin off and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; contractual allocation of certain liabilities in connection with the spin-off; and the possibility of disputes, litigation or unanticipated costs in connection with the spin-off. Additional information concerning risks and uncertainties can be found in Qnity's filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, and in Qnity’s future filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. Qnity does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Meg Miller
meg.miller@qnityelectronics.com

Media Contact
Ashley Boucher
ashley.boucher@qnityelectronics.com

Non-GAAP Financial Measures

This press release includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures, including the presentation of Organic Sales, Adjusted Gross Profit, Adjusted Pro Forma Gross Profit, Adjusted Operating EBITDA, Adjusted Pro Forma Operating EBITDA, Adjusted Operating EBITDA Margin, Adjusted Pro Forma Operating EBITDA Margin, Adjusted Earnings, Adjusted Pro Forma Earnings, Adjusted EPS, Adjusted Pro Forma EPS, Base Tax Rate, Adjusted Free Cash Flow, Adjusted Pro Forma Free Cash Flow, Adjusted Pro Forma Base Tax Rate. The non-GAAP measures presented are not necessarily indicative of the future possible key performance indicators or non-GAAP measures of Qnity.

Qnity believes these non-GAAP financial measures are useful to investors because they provide additional information related to the performance of Qnity on an as-managed basis by DuPont and a stand-alone basis. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP and reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These non-GAAP financial measures should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to their most directly comparable U.S. GAAP financial measures are provided below. Non-GAAP measures included in this press release are defined below.

Adjusted Earnings is defined as net income available for Qnity common stockholders excluding the impacts of significant items, amortization expense of intangibles, non-operating pension / other post-employment benefits (“OPEB”) credits / costs, and indirect legacy costs / benefits and adjusted for the income tax effect of these excluded items. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted.

Base Tax Rate is a non-GAAP measure defined as the GAAP Effective Tax Rate excluding the tax rate impacts of adjustments to net income available for Qnity common stockholders in determining Adjusted Earnings.

Adjusted Operating EBITDA is defined as Pre-tax Earnings (i.e., “Income before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits credits / costs, foreign exchange gains / losses, indirect legacy costs / benefits, and adjusted for significant items.

Adjusted Operating EBITDA Margin is defined as Adjusted Operating EBITDA divided by Net Sales.

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities less capital expenditures and excluding the impact of indirect legacy costs / benefits related to cost sharing arrangements executed between DuPont and Qnity at the time of spin-off, IT independence costs, and transformation, integration, and other charges, as well as cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company's underlying business liquidity.

Significant items are items that impact Qnity and arise outside the ordinary course of business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Within this definition, Management classifies as significant items certain costs and expenses associated with transformation, integration, and other charges related to transformational activities, including acquisitions and divestitures, as they are considered unrelated to ongoing business performance.

Indirect legacy costs/benefits relate to cost sharing arrangements executed between DuPont and Qnity at the time of the spin-off. Such costs include certain litigation and environmental-related shared costs, taxes, and indirect cost sharing arrangements, and are excluded from Adjusted Earnings, Adjusted Operating EBITDA, and Adjusted Free Cash Flow, as defined above, as they are considered unrelated to ongoing Qnity business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio actions.

Adjusted gross profit is calculated as Gross Profit (net sales less cost of sales), excluding the impact of Significant items on Net Sales and Cost of Sales and the impact on Cost of Sales from certain services associated with transaction agreements entered with DuPont, including the Transition Services Agreement, certain product service agreements, contract manufacturing agreements, raw materials supply agreements, and site services agreements..

Qnity has also presented measures on a pro forma basis which were prepared in a manner consistent with Article 11 of Regulation S-X. Our pro forma results give effect to the spin-off and related transactions as if the transaction occurred on January 1, 2024. Our Pro Forma adjustments reflect:
•Interest expense associated with our current debt structure;
•Income tax effect of incremental interest expense;
•The impact of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the spin-off; and
•Transaction and other incremental costs required to operate as a stand-alone entity.
We believe pro forma measures are helpful to supplement our financial results as they allow a comparison of results as a stand-alone company as if the agreements were in place for the periods presented.

Adjusted Pro Forma Earnings is defined as net income available for Qnity common stockholders excluding the impacts of significant items, amortization expense of intangibles, non-operating pension / other post-employment benefits credits / costs, and indirect legacy costs / benefits, less the after-tax impacts of the pro forma adjustments described above and adjusted for the income tax effect of these excluded items. Adjusted Pro Forma Earnings is the numerator used in the calculation of Adjusted Pro Forma EPS.

Adjusted Pro Forma EPS is defined as Adjusted Pro Forma Earnings per common share - diluted.

Adjusted Pro Forma Base Tax Rate is a non‑GAAP measure defined as the Base Tax Rate adjusted to reflect the estimated income tax effects of the pro forma adjustments described above.

Adjusted Pro Forma Operating EBITDA is defined as Adjusted Operating EBITDA less certain pro forma adjustments described above.

Adjusted Pro Forma Operating EBITDA Margin is defined as Adjusted Pro Forma Operating EBITDA divided by Net Sales.

Adjusted Pro Forma Free Cash Flow is defined as pro forma cash provided by/used for operating activities less capital expenditures and excluding the impact of indirect legacy costs / benefits related to cost sharing arrangements executed between DuPont and Qnity at the time of spin-off, IT independence costs, transformation, integration, and other charges, and transaction and other incremental costs required to operate as a stand-alone entity, as well as cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company's underlying business liquidity.

Adjusted Pro Forma Gross Profit is calculated as Gross Profit (net sales less cost of sales), excluding the impact on Cost of Sales from certain services associated with transaction agreements entered with DuPont, including the Transition Services Agreement, certain product service agreements, contract manufacturing agreements, raw materials supply agreements, and site services agreements.

Qnity Electronics, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In millions, except per share amounts	2026	2025
Net sales	$1,315	$1,118
Cost of sales	697	587
Research and development expenses	94	84
Selling, general and administrative expenses	173	140
Amortization of intangibles	52	55
Transformation, integration and other charges	28	17
Equity in earnings of nonconsolidated affiliates	13	9
Interest expense	61	—
Other income (expense) - net	(5)	2
Income before income taxes	$218	$246
Provision for income taxes	56	47
Net income	$162	$199
Net income attributable to noncontrolling interests	11	6
Net income available for Qnity common stockholders	$151	$193

Per common share data:
Earnings per common share - basic	$0.72	$0.92
Earnings per common share - diluted	$0.72	$0.92

Weighted-average common shares outstanding - basic	209.7	209.4
Weighted-average common shares outstanding - diluted	210.3	209.4

Qnity Electronics, Inc.
Consolidated Balance Sheets (Unaudited)

In millions	March 31, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$857	$915
Accounts and notes receivable - net	1,039	992
Inventories - net	696	661
Prepaid and other current assets	90	70
Total current assets	$2,682	$2,638
Property, plant and equipment - net of accumulated depreciation (March 31, 2026 - 1,478; December 31, 2025 - 1,450)	1,692	1,701
Other Assets
Goodwill	7,514	7,522
Other intangible assets	1,061	1,111
Investments and noncurrent receivables	417	402
Deferred income tax assets	40	42
Deferred charges and other assets	657	654
Total other assets	$9,689	$9,731
Total Assets	$14,063	$14,070
Liabilities and Equity
Current Liabilities
Short-term borrowings	$23	$24
Accounts payable	699	680
Income taxes payable	162	150
Accrued and other current liabilities	379	502
Total current liabilities	$1,263	$1,356
Long-Term Debt	4,000	4,003
Other Noncurrent Liabilities
Deferred income tax liabilities	259	273
Pensions and other post-employment benefits - noncurrent	80	80
Other noncurrent obligations	1,000	992
Total other noncurrent liabilities	$1,339	$1,345
Total Liabilities	$6,602	$6,704
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2026: 209,440,670 shares; 2025: 209,479,173 shares)	2	2
Preferred stock (authorized 1 share of $1.50 million par value each; issued 2026: 1 share; 2025: 1 share	2	2
Additional paid-in capital	7,276	7,286
Retained earnings	170	18
Accumulated other comprehensive loss	(264)	(213)
Total Qnity equity	$7,186	$7,095
Noncontrolling interests	275	271
Total equity	$7,461	$7,366
Total Liabilities and Equity	$14,063	$14,070

Qnity Electronics, Inc.
Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended March 31,
In millions	2026	2025
Operating Activities
Net income	$162	$199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	46	39
Amortization of definite-lived intangible assets	52	55
Stock-based compensation	10	4
Credit for deferred income tax and other tax related items	(1)	(9)
Restructuring and asset related charges - net	(1)	17
Net periodic pension benefit cost	1	1
Periodic benefit plan contributions	(1)	(1)
Earnings of nonconsolidated affiliates less dividends received	(13)	(9)
Other net loss	9	—
Changes in assets and liabilities:
Accounts and notes receivable	(51)	(4)
Inventories	(42)	(35)
Other assets	(11)	1
Accounts payable	72	41
Accrued and other current liabilities	(120)	(67)
Other noncurrent liabilities	15	3
Income tax liabilities	8	(28)
Cash provided by operating activities	$135	$207
Investing Activities
Capital expenditures	(122)	(104)
Other investing activities, net	(1)	—
Cash used for investing activities	$(123)	$(104)
Financing Activities
Repayments on long-term debt	(6)	—
Repurchases of common stock	(25)	—
Employee taxes paid for share-based payment arrangements	(5)	—
Distributions to noncontrolling interests	(6)	(5)
Dividends paid to stockholders	(17)	—
Net transfers to Parent	—	(104)
Cash used for financing activities	$(59)	$(109)
Effect of exchange rate changes on cash and cash equivalents	(11)	2
Decrease in cash and cash equivalents	$(58)	$(4)
Cash and cash equivalents at beginning of period	$915	$166
Cash and cash equivalents at end of period	$857	$162

Qnity Electronics, Inc.
Segment and Geographic Information

Net Sales by Segment and Geographic Region	Three Months Ended
In millions (Unaudited)	March 31, 2026	March 31, 2025	December 31, 2025
Semiconductor Technologies	$722	$644	$661
Interconnect Solutions	593	474	529
Total	$1,315	$1,118	$1,190
Americas [1]	$171	$144	$157
EMEA [2]	102	92	85
Asia Pacific	1,042	882	948
Total	$1,315	$1,118	$1,190

Net Sales Variance by Segment and Geographic Region	Three Months Ended March 31, 2026
	Local Price & Product Mix	Volume	Total Organic	Currency	Total
Percent change from prior year (Unaudited)
Semiconductor Technologies	—%	12%	12%	—%	12%
Interconnect Solutions	(1)	23	22	3	25
Total	—%	17%	17%	1%	18%
Americas [1]	(1)%	20%	19%	—%	19%
EMEA [2]	(2)	7	5	6	11
Asia Pacific	—	17	17	1	18
Total	—%	17%	17%	1%	18%
1.Includes United States, Canada, and Latin America
2.Europe, Middle East and Africa.

Qnity Electronics, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Net Income to Adjusted Operating EBITDA and Adjusted Pro Forma Operating EBITDA and reconciliation of Net Income Margin to Adjusted Pro Forma Operating EBITDA Margin	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025	Dec 31, 2025
Net Income (GAAP)	$162	$199	$109
+ Provision for income taxes	56	47	80
Income before income taxes (GAAP)	$218	$246	$189
+ Depreciation and amortization	98	94	96
'- Interest income [1]	3	—	2
'+ Interest expense	61	—	51
'- Non-operating pension credits	1	—	4
- Foreign exchange (losses) gains - net	(7)	—	—
- Indirect legacy (costs) benefits - net	(3)	—	5
- Significant items charge	(28)	(15)	(25)
Adjusted Operating EBITDA (non-GAAP)	$411	$355	$350
Pro forma adjustments [2,3]	—	(19)	(1)
Adjusted Pro Forma Operating EBITDA (non-GAAP)	$411	$336	$349

Net Income Margin (GAAP)	12.3%	17.8%	9.2%
Adjusted Operating EBITDA Margin (non-GAAP)	31.3%	31.8%	29.4%
Adjusted Pro Forma Operating EBITDA Margin (non-GAAP)	31.3%	30.1%	29.3%
1.The three months ended March 31, 2025 excludes accrued interest income earned on employee retention credits. Refer to details of significant items below.
2.Reflects the incremental costs required to operate as a stand-alone entity in the amount of $22 million and $1 million for the three months ended March 31, 2025 and December 31, 2025, respectively.
3.Reflects the net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $3 million and zero for the three months ended March 31, 2025 and December 31, 2025, respectively.

Adjusted Operating EBITDA by Segment and Adjusted Pro Forma Operating EBITDA	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025	Dec 31, 2025
Semiconductor Technologies	$263	$247	$232
Interconnect Solutions	169	114	136
Corporate	(21)	(6)	(18)
Adjusted Operating EBITDA (non-GAAP)	$411	$355	$350
Pro forma adjustments 1, [2]	—	(19)	(1)
Adjusted Pro Forma Operating EBITDA (non-GAAP)	$411	$336	$349
1.Reflects the incremental costs required to operate as a stand-alone entity in the amount of $22 million and $1 million for the three months ended March 31, 2025 and December 31, 2025, respectively.
2.Reflects the net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $3 million and zero for the three months ended March 31, 2025 and December 31, 2025, respectively.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025	Dec 31, 2025
Semiconductor Technologies	$13	$11	$10
Interconnect Solutions	—	(2)	—
Total Equity in Earnings included in Net Income (GAAP)	$13	$9	$10

Qnity Electronics, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Cash provided by operating activities to Adjusted Free Cash Flow [1], Adjusted Pro Forma Free Cash Flow [1]	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025	Dec 31, 2025
Cash provided by operating activities (GAAP) [2]	$135	$207	$491
Less: Capital expenditures	122	104	71
Less: Transformation, integration, and other charges	(6)	—	(15)
Less: Indirect legacy (costs) benefits - net	(9)	—	—
Adjusted Free Cash Flow (non-GAAP)	$28	$103	$435
Pro forma adjustments [3,4,5,6]	—	(70)	(113)
Adjusted Pro Forma Free Cash Flow (non-GAAP)	$28	$33	$322
1.Refer to the definitions of Non-GAAP metrics on pages 4-5 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities" for the three month periods noted.
3.Reflects the after-tax incremental interest expense related to our current debt structure in the amount of $63 million and $11 million for the three months ended March 31, 2025 and December 31, 2025, respectively.
4.Reflects the after-tax incremental costs required to operate as a stand-alone entity in the amount of $17 million and $1 million for the three months ended March 31, 2025 and December 31, 2025, respectively.
5.Reflects the net after-tax benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $2 million and zero for the three months ended March 31, 2025 and December 31, 2025, respectively.
6.Reflects an adjustment to reflect principal payments and interest expense payable, as well as adjustments to employee related liabilities as if these amounts were presented on a stand-alone basis in the amount of $(8) million and $101 million for the three months ended March 31, 2025 and December 31, 2025, respectively.

Reconciliation of Effective Tax Rate (GAAP) to Base Tax Rate (non-GAAP) and Adjusted Pro Forma Base Tax Rate (non-GAAP)	Three Months Ended
	Mar 31, 2026	Mar 31, 2025	Dec 31, 2025
Effective Tax Rate (GAAP)	25.7%	19.1%	42.5%
Less: Significant items (charge) benefit	(4.1)%	0.1%	(17.1)%
Less: Indirect legacy (costs) benefits - net	(0.4)%	—%	1.0%
Less: Amortization of intangibles	(0.1)%	(0.3)%	(5.5)%
Less: Foreign exchange (losses) gains - net	(0.1)%	0.5%	3.2%
Base Tax Rate [1] (non-GAAP)	21.0%	19.4%	24.1%
Pro forma adjustments [2]	—%	4.3%	1.2%
Adjusted Pro Forma Base Tax Rate [1] (non-GAAP)	21.0%	23.7%	25.3%
1.Base Tax Rate is a non-GAAP measure defined as the GAAP Effective Tax Rate excluding the tax rate impacts of adjustments to net income available for Qnity common stockholders in determining Adjusted Earnings. Refer to the definitions of Non-GAAP metrics on pages 4-5 for additional information.
2.Reflects the tax rate impact of incremental interest expense related to our current debt structure in the amounts of 4.3% and 1.2% for the three months ended March 31, 2025 and December 31, 2025, respectively.

Qnity Electronics, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Net Income[1] to Adjusted Earnings and Adjusted Pro Forma Earnings	Three Months Ended
	Mar 31,	Mar 31,	Dec 31,
In millions, except per share amounts (Unaudited)	2026	2025	2025	Income Statement Classification
Net Income available for Qnity common stockholders (GAAP) [1]	$151	$193	$100
Earnings Per Share (GAAP) [2]	$0.72	$0.92	$0.48
Less: Significant Items and Other Non-GAAP Adjustments [3]
Transformation, integration & other charges [4]	(28)	(17)	(25)	Transformation, integration & other charges
Employee retention credit [5]	—	2	—	Other income (expense) - net
Amortization of intangibles	(52)	(55)	(51)	Amortization of intangibles
Non-operating pension credits	1	—	4	Other income (expense) - net
Indirect legacy (costs) benefits - net	(3)	—	5	Other income (expense) - net
Income Tax Items [6]	(6)	—	(30)	Provision for income taxes
Tax effect of Non-GAAP Adjustments [7]	13	15	12	Provision for income taxes
Adjusted Earnings (non-GAAP)	$226	$248	$185
Pro forma adjustments [8,9,10]	—	(78)	(12)
Adjusted Pro Forma Earnings	$226	$170	$173
Adjusted Pro Forma Earnings Per Share [11]	$1.08	$0.81	$0.82

1. Net income available for Qnity common stockholders.
2. Earnings per common share - diluted.
3. All Non-GAAP Adjustments are shown on a pre-tax basis with the exception of "Income Tax Items" and "Tax effect of Non-GAAP Adjustments"
4. Q1 2026 Transformation, integration and other charges primarily consisted of costs incurred to support the Company’s information technology independence initiatives of approximately $24 million, costs related to transformation initiatives of approximately $2 million, and other integration‑related costs of approximately $3 million, offset by a $1 million adjustment to severance costs. Q1 2025 relates to pre-separation severance charges. Q4 2025 was primarily attributable to financial advisory, accounting, consulting, and other professional advisory fees related to the separation.
5. Reflects accrued interest earned on employee retention credits and is recorded in “Interest income” within the “Other income (expense) - net” line item in the Company’s Consolidated Statements of Operations.
6. Q1 2026 income tax items reflect significant non-recurring tax costs on the remittance of foreign earnings. Q4 2025 income tax items reflect non-recurring or significant tax items, including tax costs on the remittance of foreign earnings and uncertain tax position expense related to tax actions in the year associated with the spin-off, with corresponding adjustments to indemnification balances related to the share that is DuPont's responsibility.
7. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
8. Reflects the after tax incremental interest expense related to our current debt structure in the amounts of $63 million and $11 million for the three months ended March 31, 2025 and December 31, 2025, respectively.
9. Reflects the after tax incremental costs required to operate as a stand-alone entity in the amounts of $17 million and $1 million for the three months ended March 31, 2025 and December 31, 2025, respectively.
10. Reflects the after tax net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amounts of $2 million and zero for the three months ended March 31, 2025 and December 31, 2025, respectively.
11. Adjusted Pro Forma Earnings Per Share is calculated based on Adjusted Pro Forma Earnings divided by common shares – diluted of 210.3 million shares, 209.4 million, and 210.0 million shares as of March 31, 2026, March 31, 2025 and December 31, 2025, respectively.

Reconciliation of Gross Profit to Adjusted Pro Forma Gross Profit	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025	Dec 31, 2025
Gross Profit (GAAP)	$618	$531	$549
Pro forma adjustments [1]	—	(1)	—
Adjusted Pro Forma Gross Profit (non-GAAP)	$618	$532	$549
1.Reflects the net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the spin-off on Cost of Sales in the amount of $1 million and zero for the three months ended March 31, 2025 and December 31, 2025, respectively.